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                                                                     EXHIBIT 5.1

               [AKIN, GUMP, STRAUSS, HAUER & FELD, LLP LETTERHEAD]

                                August 12, 1998

Morris Material Handling, Inc.
4915 S. Howell Avenue, 2nd Floor
Milwaukee, Wisconsin  53207

                           Re:      Morris Material Handling, Inc.
                                    9 1/2% Senior Notes Due 2008

Ladies and Gentlemen:

         We have acted as counsel to Morris Material Handling, Inc., a Delaware corporation (the "Company"), in connection with the registration of 9 1/2% Senior Notes Due 2008 of the Company (the "New Notes"), pursuant to the Company's Registration Statement on Form S-4, File No. 333-52527 (as amended, the "Registration Statement"), filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), and the proposed exchange offer by the Company of $1,000 principal amount of the New Notes for each $1,000 principal amount of the Company's outstanding 9 1/2% Senior Notes Due 2008 ($200,000,000 aggregate principal amount outstanding), previously sold pursuant to Rule 144A (the "Old Notes"). Unless otherwise defined herein, capitalized terms used in this opinion shall have the meaning set forth in the Registration Statement.

         Our opinion is premised upon the accuracy of all factual statements made in the Exchange Offer and the underlying documents cited therein, and upon the completion of the transaction in the manner contemplated in the Exchange Offer. The law covered by the opinions expressed herein is limited to the federal laws of the United States and the laws of the States of Delaware and New York. This firm is a registered limited liability partnership organized under the laws of the State of Texas.

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Morris Material Handling, Inc.
August 12, 1998

Page 2

         In preparing this opinion letter, we have examined the Registration Statement and have made such other factual and legal investigations as we considered necessary or appropriate for the purpose of this opinion. In addition, we have examined originals or photostatic, certified or conformed copies of all such agreements, documents, instruments, corporate records, certificates of public officials, public records and certificates of officers of the Company as we have deemed necessary or appropriate in the circumstances and have relied upon factual representations made to us by the Company.

         Based upon such examination and review, and subject to the limitations and qualifications set forth herein, we are of the opinion that the New Notes have been duly authorized for issuance and, upon issuance and authentication thereof in accordance with the terms of the Indenture and deliverance thereof in exchange for the Old Notes in accordance with the terms of the Exchange Offer, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except: (a) as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights and remedies generally or by general principles of equity, whether such enforceability is considered in a proceeding at law or in equity, or by the discretion of the court before which any proceeding therefor may be brought; and (b) that we express no opinion as to the enforceability of the waiver as to stay, extension or usury laws.

         We express no opinion as to the enforceability of any provisions contained in the Registration Statement or the Indenture purporting to: (i) allow the acceleration of the maturity of any indebtedness or the exercise of any other rights without notice to the person or entity signatory thereto or bound thereby; (ii) restrict access to legal or equitable remedies (including, without limitation, proper jurisdiction and venue); (iii) establish evidentiary standards; or (iv) waive the benefits of any statute of limitation. In addition, the enforceability of the rights to indemnification contained in the Indenture may be limited by federal laws, New York or Delaware State laws or the policies underlying such laws. We note that the Trust Indenture Act provides that certain provisions of the Trust Indenture Act are automatically included in the Indenture unless expressly excluded. To the extent that the Indenture does not expressly exclude or waive such provisions of the Trust Indenture Act, such provisions may supersede or override similar provisions in the Indenture.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission. We do not consent to any reference to


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this opinion letter in any other document. We express no opinion with respect to the merits of an investment in the Company or participation in the Exchange
Offer.

                          Very truly yours,


                          /s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                              -----------------------------------------
                              AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.